As filed with the Securities and Exchange Commission on March 12, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DICERNA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5993609
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

87 Cambridgepark Drive

Cambridge, MA 02140

(617) 621-8097

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas M. Fambrough, III, Ph.D.

Chief Executive Officer

Dicerna Pharmaceuticals, Inc.

87 Cambridgepark Drive

Cambridge, MA 02140

(617) 621-8097

(Name, address, including zip code, telephone number, including area code, of agent for service)

Copy to:

Sam Zucker, Esq.

Sidley Austin LLP

1001 Page Mill Road

Building 1

Palo Alto, CA 94304

Approximate date of commencement of proposed sale to the public: From time to time or at one time as determined by the Registrant after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Primary Offering: Common Stock, par value $0.0001 per share	10,000,000(1)	$23.35(3)	$233,500,000	$27,132.70
Primary Offering: Preferred Stock, par value $0.0001 per share	(1)(2)	(4)	(5)	—
Debt Securities	(1)(2)	(4)	(5)	—
Warrants (6)	(1)(2)	(4)	(5)	—
Other Rights or Units (7)	(1)(2)	(4)	(5)	—
Total Offering of Preferred Stock, Debt Securities, Warrants, and Other Rights or Units:	—	—	$50,000,000	$5,810(8)
Secondary Offering: Common Stock, par value $0.0001 per share	10,687,733(1)(9)	$23.35(3)	$249,558,566	$28,998.71
Total Registration Fee			$533,058,566	$61,941.41

(1)	The securities registered hereunder are to be issued or sold from time to time at prices to be determined. The securities registered hereunder also include securities that may be purchased by underwriters to cover over-allotments, if any.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock, preferred stock, number of warrants and units and principal amount of debt securities of the registrant as may become issuable upon conversion or exchange of any preferred stock, warrants or debt securities registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices for a share of common stock of the registrant as reported on The NASDAQ Global Select Market on March 10, 2015.
(4)	As permitted pursuant to Note 2 of Notes to the “Calculation of Registration Fee” Table of Form S-3, this information is omitted because the filing fee is calculated pursuant to Rule 457(o) under the Securities Act.
(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act with respect to the primary offering.
(6)	Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for preferred stock or common stock registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.
(7)	Rights will represent rights to purchase shares of common stock or shares of preferred stock registered hereby. Because the rights will provide a right only to purchase such securities offered hereunder, no additional registration fee is required. Each unit will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable. Because the units will provide a right only to purchase securities offered hereunder, no additional registration fee is required.
(8)	Calculated pursuant to Rule 457(o) under the Securities Act.
(9)	Includes shares of common stock that may be issued upon exercise of outstanding options and warrants, subject to the anti-dilution provisions of any such securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus which covers both (a) the offering, issuance and sale by the registrant of up 10,000,000 shares of Common Stock, as well as up to a maximum aggregate offering price of $50,000,000 of the registrant’s preferred stock, debt securities, warrants or units, and (b) the offering and sale by selling stockholders of up to 10,687,733 shares of Common Stock; and

•	a sales agreement prospectus covering the offering, issuance and sale by the registrant of up to 2,500,000 shares of the registrant’s Common Stock that may be issued and sold under a sales agreement with Cowen and Company, LLC.

The base prospectus immediately follows this explanatory note. The sales agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the sales agreement prospectus is included in the shares of Common Stock that may be offered, issued and sold by the registrant under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 12, 2015

PROSPECTUS

10,000,000 Shares of Common Stock

$50,000,000

Preferred Stock

Debt Securities

Warrants

Other Rights

Units

10,687,733 Shares of Common Stock

Offered by Selling Stockholders

From time to time, we may sell up to 10,000,000 shares of Common Stock, as well as Preferred Stock, Debt Securities, Warrants, other Rights or Units, in each case in one or more issuances and at prices and on terms that we will determine at the time of the offering.

In addition, the selling stockholders may from time to time offer and sell up to 10,687,733 shares of Common Stock. The price at which the selling stockholders may sell shares of our Common Stock will be determined by prevailing market prices for shares of our Common Stock or in negotiated transactions. We will not receive any of the proceeds from the sale of our Common Stock by the selling stockholders. We cannot predict when or in what amounts the selling stockholders may sell any of the Common Stock offered by this prospectus or any prospectus supplement.

This prospectus describes the general manner in which those securities may be offered using this prospectus. We will specify in an accompanying prospectus supplement the terms of securities offered and the offering thereof. In the prospectus supplement relating to any sales by selling stockholders, we will, among other things, identify the number of shares of our Common Stock that each of the selling stockholders will be selling.

Our common stock, currently the only Dicerna security outstanding, is listed on The NASDAQ Global Select Market under the symbol “DRNA.”

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we are subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 8 of this prospectus and under similar headings in the documents that are incorporated by reference into this prospectus, as well as “Special Note Regarding Forward-Looking Statements” on page 3 of this prospectus.

The securities covered by this prospectus may be sold directly by us to investors, through agents designated from time to time or through underwriters or dealers at prices and on terms to be determined at the time of offering. We will include in the accompanying prospectus supplement the names of any underwriters or agents and any applicable commissions or discounts; additional information on the methods of sale appears under “Plan of Distribution.” We will also describe in the prospectus supplement the way(s) in which we expect to use the net proceeds we receive from any sale.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The date of this prospectus is                     , 2015.

You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us is accurate only as of the date on their respective covers. Additionally, any information we have incorporated by reference in this prospectus or in any applicable prospectus supplement is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus and any applicable prospectus supplement contain and incorporate by reference market data, industry statistics and other data that have been obtained or compiled from information made available by third parties. We have not independently verified such data. This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

When used in this prospectus, the terms “Dicerna,” “we,” “our” and “us” refer to Dicerna Pharmaceuticals, Inc., a Delaware corporation, and its subsidiaries, unless otherwise specified.

This prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Dicerna has filed with the U.S. Securities and Exchange Commission (“SEC”) using a shelf registration process.

By using a shelf registration statement, we may, from time to time, offer and sell Dicerna securities described in this prospectus with an aggregate total offering price of not more than $50 million and up to 10,000,000 shares of our common stock, in each case in one or more offerings. In addition, under the shelf registration process, the selling stockholders may from time to time sell up to an aggregate of 10,687,733 shares of our common stock in one or more offerings.

This prospectus describes the general manner in which we or the selling stockholders may offer Dicerna securities by this prospectus. Each time we or the selling stockholders sell securities pursuant to the registration statement we will provide a prospectus supplement (which term includes, as applicable, the at-the-market sales agreement prospectus filed with the registration statement of which this prospectus forms a part) that will contain specific information about the offering and the securities offered and may also add, update or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and the accompanying prospectus supplement, you should rely on the information in the latest supplement and documents incorporated by reference herein. This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of Dicerna securities unless it is accompanied by a prospectus supplement.

This prospectus, together with the accompanying prospectus supplement, contains important information you should know before investing, including important information about Dicerna and the securities being offered. You should carefully read both documents, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in both this prospectus and the accompanying prospectus supplement, and in particular the periodic and current reporting documents we file with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus and the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to Dicerna and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and the accompanying prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website, or at the offices of the SEC, where they may be examined without charge at the Public Reference Room, at the address listed below, or obtained upon payment of the prescribed fees.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the U.S. Securities Exchange Act of 1934, as amended. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including Dicerna, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov and read and copy them at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549 (information on operation of the Public Reference Room is available by calling the SEC at 1-800-SEC-0330).

We also make these documents available on our website at www.dicerna.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules permit us to incorporate by reference information in this prospectus and the accompanying prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and the accompanying prospectus supplement, except for information superseded by information contained in this prospectus or the accompanying prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and the accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 001-36281), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about Dicerna and its business and financial condition.

•	Annual Report on Form 10-K for the year ended December 31, 2014; and

•	the description of our common stock contained in our Registration Statement on Form 8/A, dated January 28, 2014, including any amendments or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the completion of this offering and after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference in this prospectus and the accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or the accompanying prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such supplement to the extent that a statement contained in this prospectus or such supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such supplement.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus and the accompanying prospectus supplement. Prospective investors may obtain documents incorporated by reference in this prospectus and the accompanying prospectus supplement by requesting them in writing or by telephone from us at our executive offices at:

Dicerna Pharmaceuticals, Inc.

87 Cambridgepark Drive

Cambridge, MA 02140

(617) 621-8097

Attention: Investor Relations and Corporate Communications

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). From time to time, we publish forward-looking statements relating to matters such as anticipated financial performance, business prospects, technological developments, new products, research and development activities and other aspects of our present and future business operations as well as similar matters.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. While it is impossible to identify or predict all such matters, these differences may result from, among other things, the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and product candidates, including the risks that clinical trials will not commence or proceed as planned; products appearing promising in early trials will not demonstrate efficacy or safety in larger-scale trials; clinical trial data on our products and product candidates will be unfavorable; our products will not receive marketing approval from regulators or, if approved, do not gain sufficient market acceptance to justify development and commercialization costs; competing products currently on the market or in development might reduce the commercial potential of our products; we, our collaborators or others might identify side effects after the product is on the market; or efficacy or safety concerns regarding marketed products, whether or not originating from subsequent testing or other activities by us, governmental regulators, other entities or organizations or otherwise, and whether or not scientifically justified, may lead to product recalls, withdrawals of marketing approval, reformulation of the product, additional pre-clinical testing or clinical trials, changes in labeling of the product, the need for additional marketing applications, declining sales or other adverse events.

We are also subject to risks and uncertainties associated with the actions of our corporate, academic and other collaborators and government regulatory agencies, including risks from market forces and trends; potential product liability; intellectual property, litigation and other dispute resolution, environmental and other risks; the risk that we may not be able to enter into favorable collaboration or other relationships or that existing or future relationships may not proceed as planned; the risk that current and pending patent protection for our products may be invalid, unenforceable or challenged, or fail to provide adequate market exclusivity, or that our rights to in-licensed intellectual property may be terminated for our failure to satisfy performance milestones; the risk of difficulties in, and regulatory compliance relating to, manufacturing products; and the uncertainty of our future profitability.

Risks and uncertainties also include general economic conditions, including interest and currency exchange-rate fluctuations and the availability of capital; changes in accounting principles generally accepted in the United States; the impact of legislation and regulatory compliance; the highly regulated nature of our business, including government cost-containment initiatives and restrictions on third-party payments for our products; trade buying patterns; the competitive climate of our industry; and other factors set forth in this document and other reports filed with the SEC. In particular, we cannot assure you that our current development programs will be commercially successful or be approved in the future in other formulations, indications or jurisdictions, or that any of our other programs will result in a commercial product.

In some cases, you can identify forward-looking statements by terminology such as “expect,” “anticipate,” “estimate,” “continue,” “plan,” “believe,” “could,” “intend,” “predict,” “project,” “potential,” “may,” “should,” “will” or the negative thereof and words of similar import regarding our expectations. Forward-looking statements are only predictions and actual events or results may differ materially. Although we believe that our expectations are based on reasonable assumptions within the bounds of our current knowledge of our industry, business and operations, we cannot guarantee that actual results will not differ materially from our expectations. In evaluating such forward-looking statements, you should specifically consider various factors, including the risks outlined under the heading “Risk Factors” contained in this prospectus, any accompanying prospectus supplement and any related free writing prospectus, and in any other documents incorporated herein or therein (including in our most recent Annual Report on Form 10-K). The discussion of risks and uncertainties set forth in those filings is not necessarily a complete or exhaustive list of all risks facing us at any particular point in time. We operate in a highly competitive, highly regulated and rapidly changing environment, and our business is in a state of evolution. Therefore, it is likely that over time new risks will emerge and the nature and elements of existing risks will change. It is not possible for management to predict all such risk factors or changes therein or to assess either the impact of all such risk factors on our business or the extent to which any individual risk factor, combination of factors or new or altered factors may cause results to differ materially from those contained in any forward-looking statement. Forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with the information incorporated herein or therein by reference, and with the understanding that our actual future results may materially differ from what we expect.

Except as required by law, forward-looking statements speak only as of the date they are made. We do not have a policy of updating or revising forward-looking statements and we assume no obligation to update any statements as a result of new information or future events or developments. It should not be assumed that our silence over time means that actual events are bearing out as expressed or implied in forward-looking statements.

ABOUT THE COMPANY

The following highlights information about the registrant and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

Overview

We are an RNA interference-based biopharmaceutical company focused on the discovery and development of innovative treatments for rare inherited diseases involving the liver and for cancers that are genetically defined. We are using RNA interference (RNAi) technology platform to build a broad pipeline in these therapeutic areas. In both rare diseases and oncology, we are pursuing targets that have historically been difficult to inhibit using conventional approaches, but where we believe connections between targets and the diseases are well understood and documented. We aim to discover, develop and commercialize these novel therapeutics either on our own or in collaboration with pharmaceutical partners. In indications such as rare diseases, in which a small sales force will suffice, we seek to retain substantially all commercial rights in key markets. In oncology and other more prevalent disease areas, we may partner our products while seeking to retain significant portions of the commercial rights. We have partnered two of our oncology development programs with the global pharmaceutical company Kyowa Hakko Kirin Co., Ltd. (KHK). We are eligible to receive royalties on worldwide net sales for these product candidates. In addition, we have an option to co-promote, in the U.S., a therapeutic targeting the KRAS gene for an equal share of the profits from U.S. net sales.

In choosing which development programs to advance, we apply scientific, clinical, and commercial criteria that we believe allow us to best leverage our RNAi platform and maximize value for our company. Our current development programs are as follows.

•	DCR-PH1 for Primary Hyperoxaluria Type 1 (PH1). We are developing DCR-PH1 for the treatment of PH1 by targeting the gene encoding the liver enzyme glycolate oxidase. PH1 is known to afflict an estimated one to three people per million of population, and may afflict as many as six to eight people per million of population, and causes severe renal disease and early mortality. In pre-clinical studies, we have shown that, by using our RNAi technology to inactivate the gene encoding glycolate oxidase, we can significantly reduce oxalate levels, the key pathology of PH1. We intend to begin clinical trials for DCR-PH1 in mid to late 2015. We expect to announce initial proof-of-concept clinical data in late 2015.

•	Other rare inherited diseases involving the liver. We are investigating a number of other rare diseases involving genes expressed in the liver. We have selected these diseases and disease target genes based on criteria that include having a strong therapeutic hypothesis, a readily-identified patient population, the availability of predictive biomarkers, high unmet medical need, favorable competitive positioning, and a rapid projected path to approval.

•	DCR-MYC for MYC-related cancers. We are developing DCR-MYC for the treatment of various cancers by targeting the MYC gene. Multiple lines of genetic evidence implicate MYC in the initiation and progression of tumors, including natural variations in the MYC gene that predispose to certain types of cancer, and frequent genetic amplification and overexpression of MYC within tumors. In preclinical studies, inhibition of the MYC gene with DCR-MYC has shown strong anti-tumor effects in animal models of human cancers. In the second quarter of 2014, we initiated a multi-center, dose-escalating Phase 1 clinical study of DCR-MYC to assess the safety and tolerability of DCR-MYC in patients with solid tumors, multiple myeloma, or lymphoma who are refractory or unresponsive to standard therapies. In fourth quarter of 2014, we initiated a global Phase 1b/2 clinical trial of DCR-MYC in patients with advanced hepatocellular carcinoma (HCC). We expect to announce initial proof-of-concept data from the first Phase 1 study in mid to late 2015.

•	Two product candidates in collaboration with KHK, including one for KRAS-related cancers. We are developing, in collaboration with KHK, a therapeutic targeting the KRAS oncogene, a gene that is frequently mutated in numerous cancers, including non-small cell lung cancer, colorectal cancer and pancreatic cancer. Such mutations are associated with aggressive disease and resistance to current therapies. We are also developing, with KHK, a therapeutic targeting a second cancer-related gene, which we are not identifying at this time. KHK is responsible for all preclinical and clinical development activities, including the selection of patient population and disease indications for clinical trials.

Our drug discovery and development efforts are based on the therapeutic modality of RNAi, a highly potent and specific mechanism for silencing the activity of a targeted gene. In this naturally occurring biological process, double-stranded RNA molecules induce the enzymatic destruction of the messenger RNA (mRNA) of a target gene that contains sequences that are complementary to one strand of the therapeutic double-stranded RNA molecule. Our approach is to design proprietary double-stranded RNA molecules that engage the enzyme Dicer and initiate an RNAi process to silence a specific target gene. We refer to these proprietary molecules generally as Dicer substrate short interfering RNAs (DsiRNAs), or as DsiRNA or DsiRNA-EX molecules, depending on the specific structure.

RNAi therapeutics represent a novel advance in drug development. Historically, the pharmaceutical industry has developed small molecules or antibodies to inhibit the activity of disease-causing proteins. This approach is effective for many diseases; nevertheless, many proteins cannot be inhibited by either small molecules or antibodies. Some proteins lack the binding pockets small molecules require for interaction. Other proteins are solely intracellular and therefore inaccessible to antibody-based therapeutics which are limited to cell surface and extracellular proteins.

The novel advantage of RNAi is that instead of targeting proteins, RNAi goes upstream to silence the genes themselves. In 2006, the Nobel Prize was awarded for the discovery of RNAi. That same year we incorporated with the goal of developing RNAi-based therapeutics for previously “undruggable” disease target genes. Rather than seeking to inhibit a protein directly, the better approach may be to prevent its creation in the first place.

We believe our approach to RNAi drug development provides the following qualities and advantages compared to other methods of inducing RNAi.

•	We initiate RNAi through the Dicer enzyme. DsiRNA and DsiRNA-EX molecules are structured to be processed by the enzyme Dicer, the initiation point for RNAi in the human cell cytoplasm. Unlike earlier generation RNAi molecules, which mimic the output product of Dicer processing, DsiRNA and DsiRNA-EX molecules enter the RNAi pathway prior to Dicer processing. This can result in preferential use of the correct strand of a double-stranded RNA molecule, and therefore increase the efficacy of the RNAi mechanism. We believe this benefit increases the potency of our DsiRNA and DsiRNA-EX molecules compared to other RNAi-inducing molecules. In addition, due to processing by the Dicer enzyme, our DsiRNA and DsiRNA-EX molecules have multiple sites for chemical modification and conjugation compared to earlier RNAi technologies. At these sites we can use modifications that enhance the drug-like properties on our molecules. Specifically, we can employ modifications that enhance the pharmacokinetic profile and/or suppress immunostimulatory activity.

•	Our DsiRNA-EX Conjugates enable subcutaneous delivery to the liver. We have developed a proprietary subcutaneous conjugate-based delivery technology for our DsiRNA-EX molecules that enables delivery to hepatocytes in the liver. This technology involves conjugation of a hepatocyte-targeting ligand to the extended portion of our DsiRNA-EX molecules, and we term the entire construct a DsiRNA-EX Conjugate. This technology is well-suited to our focus on rare inherited diseases involving the liver and can generally be applied to disease target genes and viral pathogens in the liver. We intend to use DsiRNA-EX Conjugates in all future programs involving targets in the liver.

•	Our EnCore lipid nanoparticle technology enables delivery to solid tumors. We have developed our proprietary EnCore lipid nanoparticle (LNP) technology for delivery of DsiRNA and DsiRNA-EX molecules to tumors. The EnCore system is engineered to accumulate in tumors and mediate delivery of DsiRNA and DsiRNA-EX molecules into tumor cells. We have extensive pre-clinical data, in multiple animal models of human tumors, of effective RNAi delivery mediated by the EnCore system. We utilize this delivery system in our DCR-MYC program and intend to utilize it for future programs in oncology.

We believe we have a robust patent portfolio covering our proprietary RNAi platform. As of February 1, 2015, our patent estate included over 20 issued patents and over 70 pending patent applications covering our DsiRNA and DsiRNA-EX payload technologies and our lipid nanoparticle and conjugate delivery technologies.

Our executive management team has extensive experience in the biopharmaceutical industry. In addition, various members of our management team and our board of directors have contributed to the progress of the RNAi field through their substantial involvement in companies such as Alnylam Pharmaceuticals Inc. (Alnylam), Genta Inc., Genzyme Inc., GlaxoSmithKline plc, Pfizer Inc., Sirna Therapeutics Inc. and other companies. Our co-founder and chief executive officer, Douglas M. Fambrough III, Ph.D., was a lead venture capital investor and board member of Sirna Therapeutics, an early RNAi company acquired by Merck & Co., Inc. in 2006 for $1.1 billion. He played a pivotal role in the restructuring of Ribozyme Pharmaceuticals into Sirna Therapeutics, the management of the company as a member of its Board of Directors, and the execution of its 2006 acquisition by Merck & Co., Inc.

Our Corporate Information

We were incorporated in Delaware in October 2006. Additional information concerning the Company is contained in the documents we file with the SEC, as described above. We maintain our executive offices at 87 Cambridgepark Drive, Cambridge, MA 02140, and our main telephone number is (617) 621-8097. We maintain a website at www.dicerna.com, which contains information about us. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus and should not be considered part of this prospectus.

RISK FACTORS

An investment in Dicerna securities is speculative in nature and involves a high degree of risk. You should carefully consider the discussion of the material risks of investing in our securities contained in our filings with the SEC, as well as in any applicable prospectus supplement, in evaluating Dicerna and its business and prospects before you decide to purchase our securities. You should also be aware that this document and other public statements we make may contain statements that do not relate strictly to historical fact, any of which may be forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, and should take into account the considerations relating to such statements referred to in Part I—Item 1A—“Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and other filings we make with the SEC. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities under this prospectus for preclinical studies and clinical trials, with the remainder of any net proceeds from sales of securities being used for continued technology platform development, working capital and general corporate purposes.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

We may set forth additional information concerning our expected use of net proceeds from sales of securities in a prospectus supplement relating to the specific offering. Pending use of net proceeds as described above, we may invest net proceeds in interest-bearing, investment-grade securities.

An accompanying prospectus supplement may not identify precisely the amounts we plan to spend on each of the uses of proceeds listed above or any other uses of proceeds that we may identify in the prospectus supplement. In addition, the amounts actually expended for each purpose may vary significantly depending upon numerous factors, including:

•	the costs and results of research, development and product candidate testing, including clinical trials;

•	costs and results of the regulatory approval process;

•	costs and structure of potential acquisitions, collaborations or other transactions;

•	the structure of and changes in our relationships with licensors, licensees and collaborators;

•	the costs of filing, prosecuting, defending and enforcing patent claims;

•	manufacturing, marketing and other costs associated with commercialization of products; and

•	changes in the focus and direction of our research and development programs.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth, for each of the periods presented, our ratio of earnings to fixed charges and our coverage deficiency. You should read this table in conjunction with the financial statements and notes incorporated by reference in this prospectus.

	December 31
(in thousands)	2014	2013	2012
Net loss	($47,939)	($18,518)	($10,121)
Ratio of earnings to fixed charges (1)	N/A	N/A	N/A
Coverage deficiency	($47,939)	($18,518)	($10,121)

(1)	We did not record earnings for the years ended December 31, 2014, 2013 and 2012. Accordingly, our earnings were insufficient to cover fixed charges for such periods and we are unable to disclose a ratio of earnings to fixed charges.

GENERAL DESCRIPTION OF SECURITIES

We may offer shares of common or preferred stock, various series of debt securities, warrants or other rights to purchase securities, or units consisting of combinations of the foregoing, and the selling stockholders may offer up to 10,687,733 shares of our common stock, in each case from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. At the time we or the selling stockholders offer a type or series of securities, we will provide a prospectus supplement describing the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	voting or other rights;

•	rates and times of payment of interest, dividends or other payments;

•	original issue discount;

•	maturity;

•	ranking;

•	restrictive covenants;

•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, including prices or rates, and any provisions for changes to or adjustments in such prices or rates and in the securities or other property receivable upon conversion, exercise, exchange or settlement;

•	any securities exchange or market listing arrangements; and

•	important U.S. federal income tax considerations.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement. The prospectus supplement may add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. We urge you to read the prospectus supplement related to any securities being offered.

We may sell the securities directly to or through underwriters, dealers or agents. We and our underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement (i) the names of the underwriters or agents and applicable fees, discounts and commissions to be paid to them; (ii) details regarding over-allotment options, if any; and (iii) net proceeds to us.

The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; they are summarized from, and qualified by reference to, Dicerna’s amended and restated certificate of incorporation, bylaws and the other documents referred to in the descriptions, all of which are or will be publicly filed with the SEC, as applicable. See “Where You Can Find More Information.”

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 150 million shares of common stock, par value $0.0001 per share, and 5 million shares of preferred stock, par value $0.0001 per share. As of March 11, 2015, there were 17,820,985 shares of common stock outstanding, none held in treasury, 87,901 subject to outstanding warrants to purchase common stock (including outstanding warrants to purchase preferred stock that became exercisable for shares of common stock upon the closing of our initial public offering), and 4,214,787 reserved for issuance upon exercise of [outstanding] stock options granted under Company incentive plans, and 170,377 available for future issuance pursuant to our existing stock incentive plans. No shares of preferred stock are issued and outstanding.

Common Stock. Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. In the election of directors, a plurality of the votes cast at a meeting of stockholders is sufficient to elect a director. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. In all other matters, except as noted below under “Anti-takeover effects of Delaware law, our certificate of incorporation and our bylaws,” a majority vote of common stockholders is generally required to take action under our certificate of incorporation and bylaws. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. All outstanding shares of common stock are fully paid and non-assessable. American Stock Transfer and Trust Company, LLC is the transfer agent and registrar for our common stock.

Preferred Stock. Our board of directors has the authority, without further vote or action by the stockholders, to designate and issue shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. We will fix in a certificate of designation the number of shares, the designation and the rights, preferences and privileges, including any dividend, conversion, voting or preemptive rights, terms of redemption or repurchase, liquidation preferences and sinking fund terms, auction and remarketing procedures, and any transfer or other restrictions or limitations of or relating to any series of preferred stock that we sell under this prospectus and applicable prospectus supplements. The Delaware General Corporation Law (DGCL) provides that in addition to any voting rights that may be provided in the applicable certificate of designation, preferred stock holders have the right to vote separately as a class on a proposed amendment to our charter involving certain fundamental changes in their rights. Preferred stock terms could adversely affect the voting power or other rights of common stock holders and the likelihood that they would receive dividend or liquidation payments, and could have the effect of delaying, deferring or preventing a change in control. You should read the prospectus supplement and the certificate of designation relating to any series of preferred stock we may offer.

Outstanding Warrants. As of March 11, 2015, we had outstanding warrants as follows:

•	five warrants to purchase an aggregate of 2,198 shares of our common stock with an exercise price of $250 per share, each exercisable at any time on or before June 17, 2020; and

•	seven warrants to purchase an aggregate of 85,703 shares of our common stock with an exercise price of $7.00, each exercisable at any time on or before June 26, 2018.

Registration Rights

We are party to an amended and restated registration rights agreement dated as of July 30, 2013, pursuant to which certain of our stockholders are entitled to demand, Form S-3 and piggyback registration rights.

Demand registration rights

The holders of at least a majority of the registrable securities have the right to demand us to file, for no more than two times, a registration statement on Form S-1 to register all or a portion of their registrable securities.

Form S-3 registration rights

The holders of at least 25 percent of the registrable securities have the right to demand us to file an unlimited number of registration statements on Form S-3 provided that the anticipated aggregate offering price of the registrable securities to be sold under the registration statement on Form S-3 exceeds $3.0 million, net of underwriting discounts and commissions.

Piggyback registration rights

If we propose to register any of our securities under the Securities Act of 1933, as amended, for sale to the public other than certain exceptions, the holders of registrable securities are entitled to receive notice of such registration and to request that we include their registrable securities for resale in the registration statement. The underwriters of the offering will have the right to limit the number of shares to be included in such registration.

Expenses of registration; indemnification

We are generally required to bear all registration expenses incurred in connection with the demand, Form S-3 and piggyback registrations described above, other than underwriting commissions and discounts. The amended and restated registration rights agreement contain customary indemnification provisions with respect to registration rights.

Termination of registration rights

The demand, Form S-3 and piggyback registration rights described above will terminate five years after the closing of our initial public offering. In addition, the registration rights of a holder of registrable securities will expire if all of the holder’s registrable securities may be sold in a three-month period under Rule 144 of the Securities Act of 1933, as amended.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Removal of directors

Our certificate of incorporation and bylaws provide that subject to any limitations imposed by law and the rights of the holders of any series of our preferred stock, the board of directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the Company, entitled to vote at an election of directors.

No written consent of stockholders

Our bylaws provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Meetings of stockholders

Our bylaws provide that special meetings of stockholders, which the Company is not obligated to call more than once per calendar year, may only be called by the chairman of our board of directors, our chief executive officer, our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors, or, subject to certain conditions, by our secretary at the request of the stockholders holding of record, in the aggregate, shares entitled to cast not less than ten percent of the votes at a meeting of the stockholders (assuming all shares entitled to vote at such meeting were present and voted). In addition, our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance notice requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the annual meeting for the preceding year. The notice must contain certain information specified in the bylaws. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Amendment to certificate of incorporation and bylaws

Our certificate of incorporation provide that the affirmative votes of the holders of at least a majority of the voting power of all of the the-outstanding shares of our voting stock will be required to amend certain provisions of our certificate of incorporation, including provisions relating to the size of our board of directors, removal of directors, special meeting of stockholders and actions by written consent. The affirmative votes of the holders of at least a majority of the voting power of all of the then-outstanding shares of our voting stock will be required to amend or repeal our bylaws. In addition, our bylaws may be amended by our board of directors, subject to any limitations set forth in the bylaws.

Blank check preferred stock

Our certificate of incorporation provides for 5,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL, which, subject to certain exceptions, prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the board of directors or the business combination is approved in a prescribed manner. A “business combination” includes a merger or asset sale involving or other transaction resulting in a financial benefit to the interested stockholder. Subject to various exceptions, an interested stockholder is a person who, together with affiliates and associates, owns, or within the past three years did own, 15% or more of a corporation’s voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire the Company.

Delaware as sole and exclusive forum

Our bylaws provide, that unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or otherwise wrongdoing by, any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, as amended, or our certificate of incorporation or bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws, or (v) any action asserting a claim against us or any of our directors, officers or employees governed by the internal affairs doctrine.

Charter Documents

Our bylaws provide that we will indemnify our directors and executive officers to the fullest extent permitted by Delaware law and that we may indemnify our other officers, employees and other agents. We may enter into indemnification contracts with our directors and officers and purchase insurance on behalf of any person whom we are required or permitted to indemnify. In addition, our charter provides that the liability of our directors for monetary damages shall be eliminated, except for (i) breach of the directors duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) violating Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. Pursuant to Delaware law and subject to the foregoing exceptions, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. This provision does not eliminate the duty of care: in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief remain available under Delaware law, and it does not affect a director’s responsibilities under any other law, such as U.S. federal securities laws or state or federal environmental or other laws.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as senior, subordinated or junior subordinated, convertible or non-convertible and secured or unsecured debt. Any senior debt securities will rank equally with any unsubordinated debt. Subordinated debt securities will rank equally with any other subordinated debt of the same ranking we may issue. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities at predetermined conversion rates, and conversion may be mandatory or at the holder’s option.

Debt securities will be issued under one or more indentures—contracts between us and a national banking association or other eligible party acting as trustee. Following is a summary of certain general features of debt securities we may issue; we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement, which may differ from the terms we describe below. You should read the prospectus supplements, any free writing prospectus we may authorize and the indentures, supplemental indentures and forms of debt securities relating to any series of debt securities we may offer.

General. Except as we may otherwise provide in a prospectus supplement, the relevant indenture will provide that debt securities may be issued from time to time in one or more series. The indenture will not limit the amount of debt securities that may be issued thereunder, and will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution, an officers’ certificate or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to any series of debt securities:

•	the title or designation;

•	whether they will be secured or unsecured, and the terms of any security;

•	whether the debt securities will be subject to subordination, and any terms thereof;

•	any limit upon the aggregate principal amount;

•	the date or dates on which the debt securities may be issued and on which we will pay the principal;

•	the interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining them;

•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	the currency of denomination;

•	if payments of principal of, premium or interest will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the place or places where the principal of, premium, and interest will be payable, where debt securities of any series may be presented for registration of transfer, exchange or conversion, and where notices and demands to or upon the Company in respect of the debt securities may be made;

•	the form of consideration in which principal of, premium or interest will be paid;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund, amortization or analogous provisions or at the option of a holder;

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of holders and other detailed terms and provisions of these obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	whether the debt securities are to be issued at any original issuance discount and the amount of discount with which they may be issued;

•	whether the debt securities will be issued in certificated or global form and, in such case, the depositary and the terms and conditions, if any, upon which interests in such global security or securities may be exchanged in whole or in part for the individual securities represented thereby;

•	provisions, if any, for defeasance in whole or in part and any addition or change to provisions related to satisfaction and discharge;

•	the form of the debt securities;

•	the terms and conditions upon which convertible debt securities will be convertible or exchangeable into securities or property of the Company or another person, if at all, and any additions or changes, if any, to permit or facilitate the same;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

•	any restriction or condition on transferability;

•	any addition or change in the provisions related to compensation and reimbursement of the trustee;

•	any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions so described;

•	whether the debt securities will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	any addition to or change in the covenants described in this prospectus or in the indenture, including terms of any restrictive covenants; and

•	any other terms which may modify or delete any provision of the indenture.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights. We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities that the holders of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction. Except as we may otherwise provide in a prospectus supplement, the indenture will provide that we may not merge or consolidate with or into another entity, or sell other than for cash or lease all or substantially all our assets to another entity, or purchase all or substantially all the assets of another entity unless we are the surviving entity or, if we are not the surviving entity, the successor, transferee or lessee entity expressly assumes all of our obligations under the indenture or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders additional protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect them.

Events of Default Under the Indenture. Except as we may otherwise provide in a prospectus supplement, the following will be events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due whether by maturity or called for redemption;

•	if we fail to pay a sinking fund installment, if any, when due and our failure continues for 30 days;

•	if we fail to observe or perform any other covenant relating to the debt securities, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to the Company.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) will necessarily constitute an event of default with respect to any other series. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

Except as we may otherwise provide in a prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of such securities) of and premium and accrued and unpaid interest, if any, on all such debt securities. Before a judgment or decree for payment of the money due has been obtained with respect to any series, the holders of a majority in principal amount of that series (or, at a meeting of holders at which a quorum is present, the holders of a majority in principal amount represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration) and the Company has deposited with the indenture trustee or paying agent a sum sufficient to pay all amounts owed to the indenture trustee under the indenture, all arrears of interest, if any, and the principal and premium, if any, on the debt securities that have become due other than by such acceleration. We refer you to the relevant prospectus supplement relating to any discount securities for the particular provisions relating to acceleration of a portion of the principal amount thereof upon the occurrence of an event of default.

Subject to the terms of the indenture, and except as we may otherwise provide in a prospectus supplement, if an event of default under the indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to that series, provided that, subject to the terms of the indenture, the debenture trustee need not take any action that it believes, upon the advice of counsel, might involve it in personal liability or might be unduly prejudicial to holders not involved in the proceeding.

Except as we may otherwise provide in a prospectus supplement, a holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least a majority in aggregate principal amount outstanding of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount outstanding of that series (or at a meeting of holders at which a quorum is present, the holders of a majority in principal amount of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

Except as we may otherwise provide in a prospectus supplement, these limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, them.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver. Except as we may otherwise provide in a prospectus supplement, the debenture trustee and the Company may, without the consent of any holders, execute a supplemental indenture to change the applicable indenture with respect to specific matters, including, among other things:

•	to surrender any right or power conferred upon the Company;

•	to provide, change or eliminate any restrictions on payment of principal of or premium, if any; provided that any such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no outstanding debt security created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

•	to evidence the succession of another entity to the Company;

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to one or more series of debt securities and to add or change provisions of the indenture to facilitate the administration of the trusts thereunder by more than one trustee;

•	to cure any ambiguity, mistake, manifest error, omission, defect or inconsistency in the indenture or to conform the text of any provision in the indenture or in any supplemental indenture to any description thereof in the applicable section of a prospectus, prospectus supplement or other offering document that was intended to be a verbatim recitation of a provision of the indenture or of any supplemental indenture;

•	to add to or change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the U.S. Trust Indenture Act of 1939;

•	to make any change in any series of debt securities that does not adversely affect in any material respect the interests of the holders thereof; and

•	to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action shall not adversely affect the interests of holders of any debt securities.

In addition, and except as we may otherwise provide in a prospectus supplement, under the indenture the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount outstanding (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount represented at such meeting) that is affected. The debenture trustee and the Company may, however, make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon redemption;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest payable in currency other than that stated;

•	impairing the right to institute suit for the enforcement of any payment on or after the fixed maturity date;

•	materially adversely affecting the economic terms of any right to convert or exchange; and

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver; or modifying, without the written consent of the trustee, the rights, duties or immunities of the trustee.

Except for certain specified provisions, and except as we may otherwise provide in a prospectus supplement, the holders of at least a majority in principal amount of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount represented at such meeting) may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of all such holders, waive any past default under the indenture with respect to that series and its consequences, other than a default in the payment of the principal of, premium or any interest; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge. Except as we may otherwise provide in a prospectus supplement, the indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities. In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the affected series on the dates payments are due.

Form, Exchange and Transfer. Except as we may otherwise provide in a prospectus supplement, we will issue debt securities only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. Except as we may otherwise provide in a prospectus supplement, the indenture will provide that we may issue debt securities in temporary or permanent global form and as book-entry securities that will be deposited with a depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder will be able to exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities or the indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Except as we may otherwise provide in a prospectus supplement, if we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee. The debenture trustee, other than during the occurrence and continuance of an event of default under the indenture, will undertake to perform only those duties as are specifically set forth in the indenture. Upon an event of default, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee will be under no obligation to exercise any of the powers given it by the indenture at the request of any holder unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents. Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of interest on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

Unless we otherwise indicate in the applicable prospectus supplement, we will pay principal of and any premium and interest at the office of the indenture trustee or, at the option of the Company, by check payable to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee our sole paying agent for payments. We will name in the applicable prospectus supplement any other paying agents that we initially designate. We will maintain a paying agent in each place of payment.

All money we pay to a paying agent or the debenture trustee for the payment of principal or any premium or interest which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law. The indenture and the debt securities will be governed and construed in accordance with the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders. No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours or, due to the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of such indentures and the issuance of the debt securities.

DESCRIPTION OF WARRANTS, OTHER RIGHTS AND UNITS

We may from time to time issue warrants or other rights (together, Rights), in one or more series, for the purchase of common stock or preferred stock. We may issue Rights independently or together with such securities, and such Rights may be attached to or separate from them. Rights will be evidenced by a Rights certificate issued under one or more Rights agreements between us and a Rights agent which will act solely as our agent in connection with the Rights and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of Rights. We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, the prospectus supplement relating to the units will describe the terms of any units we issue. The forms of any such certificates and agreements will be filed as exhibits to the registration statement of which this prospectus is a part by amendment thereof or as exhibits to a Current Report on Form 8-K incorporated herein by reference, and the accompanying prospectus supplement and such forms may add, update or change the terms and conditions of the Rights or Units described in this prospectus. You should read the prospectus supplements, Rights agreements and Rights certificates that contain the terms of the Rights in their entirety.

The particular terms of each issue of Rights or Units will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the Rights or Units;

•	any initial offering price;

•	the title, aggregate principal amount or number and terms of the securities purchasable upon exercise of the Rights;

•	the principal amount or number of securities purchasable upon exercise of each Right and the price at which that principal amount or number may be purchased upon exercise of each Right;

•	the currency or currency units in which any offering price and any exercise price are payable;

•	the title and terms of any related securities with which the Rights are issued and the number of the Rights issued with each security;

•	any date on and after which the Rights or Units and the related securities will be separately transferable;

•	any minimum or maximum number of Rights that may be exercised at any one time;

•	the date on which the right to exercise the Rights will commence and the date on which the right will expire;

•	a discussion of U.S. federal income tax, accounting or other considerations applicable to the Rights or Units;

•	whether the Rights represented by the Rights certificates, if applicable, will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	any anti-dilution provisions of the Rights or Units;

•	any redemption or call provisions applicable to the Rights;

•	any provisions for changes to or adjustments in the exercise price of any Rights; and

•	any additional terms of the Rights or Units, including terms, procedures and limitations relating to exchange and exercise of the Rights or Units.

Rights certificates will be exchangeable for new Rights certificates of different denominations and, if in registered form, may be presented for registration of transfer, and Rights may be exercised, at the corporate trust office of the Rights agent or any other office indicated in the related prospectus supplement. Before the exercise of Rights, holders of Rights will not be entitled to payments of any dividends, principal, premium or interest on securities purchasable upon exercise of the Rights, to vote, consent or receive any notice as a holder of and in respect of any such securities or to enforce any covenants in any indenture, or to exercise any other rights whatsoever as a holder of securities purchasable upon exercise of the Rights.

PLAN OF DISTRIBUTION FOR SECURITIES OFFERED BY US

We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to one or more purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, (3) through agents or (4) through a combination of any of these methods.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through a market maker or into an existing trading market on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

The prospectus supplement relating to any offering will set forth the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If any securities are offered through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If any securities are offered through dealers, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales through Agents

We may sell the securities directly to purchasers. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement. We may also sell the securities through agents designated from time to time. Sales may be made by means of ordinary brokers’ transactions on the NASDAQ Global Select Market at market prices, in block transactions and such other transactions as agreed by us and any agent. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to 10,687,733 shares of our common stock that were issued and outstanding prior to the original filing date of the registration statement of which this prospectus forms a part or are issuable upon the exercise of warrants or options to acquire shares of our common stock that were issued and outstanding prior to the original filing date of the registration statement of which this prospectus forms a part. The selling stockholders originally acquired the shares of our common stock included in this prospectus through several private placements of our common stock and our convertible preferred stock prior to our initial public offering, with all such shares of convertible preferred stock converted into shares of our common stock in connection with our initial public offering, and warrants exercisable for shares of our common stock, as described under “Description of Capital Stock—Outstanding Warrants”. Information about the selling stockholders, where applicable, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION FOR SHARES OFFERED BY THE SELLING STOCKHOLDERS

The selling stockholders may offer and sell all or a portion of the shares of common stock, including common stock underlying warrants, covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on The NASDAQ Global Select Market, in the over-the-counter market or on any other securities exchange, market or trading facility on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on The NASDAQ Global Select Market or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. In connection with any particular offering of shares, an underwriter may engage in stabilizing transactions, short sales, syndicate covering transactions and penalty bids. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440 of the Financial Industry Regulatory Authority (“FINRA”); and in the case of a principal transaction a markup or markdown in compliance with FINRA’s NASD IM-2440.

In connection with the sale of the shares, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. We will not be responsible for any underwriting discounts or commissions associated with the sale of such shares.

We are not aware that the selling stockholders have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock. Upon our notification by the selling stockholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the names of the selling stockholders;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities for the shares of common stock.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The shares of common stock registered hereunder will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

Sidley Austin LLP, Palo Alto, California will issue an opinion regarding the legality of certain of the offered securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 12, 2015

PROSPECTUS

Up to 2,500,000 Shares

Common Stock

We have entered into a sales agreement with Cowen and Company, LLC relating to shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell up to 2,500,000 shares of our common stock from time to time through Cowen and Company, LLC, acting as our agent.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “DRNA”. On March 11, 2015, the last reported sale price of our common stock on The NASDAQ Global Select Market was $24.16 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The NASDAQ Global Select Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or any other method permitted by law, including in privately negotiated transactions. Cowen and Company, LLC is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and Company, LLC and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cowen and Company, LLC will be entitled to compensation at a fixed commission rate of up to 3.0% of the gross sales price per share sold under the sales agreement. See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to Cowen and Company, LLC. In connection with the sale of our common stock on our behalf, Cowen and Company, LLC may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen and Company, LLC may be deemed to be underwriting commissions or discounts.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page S-6 of this prospectus and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Cowen and Company

The date of this prospectus is                     , 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (SEC). Under the shelf registration process, we may offer up to 2,500,000 shares of our common stock from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this at-the-market sales agreement prospectus, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this at-the-market sales agreement prospectus is inconsistent with the accompanying base prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Cowen and Company, LLC, or Cowen, has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Cowen is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus, the terms “Dicerna,” “Company,” “we,” “us,” “our” and similar terms refer to Dicerna Pharmaceuticals, Inc., a Delaware corporation, and its subsidiaries unless the context otherwise requires.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. For a more complete understanding of Dicerna and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page S-6.

Overview

We are an RNA interference-based biopharmaceutical company focused on the discovery and development of innovative treatments for rare inherited diseases involving the liver and for cancers that are genetically defined. We are using our RNA interference (RNAi) technology platform to build a broad pipeline in these therapeutic areas. In both rare diseases and oncology, we are pursuing targets that have historically been difficult to inhibit using conventional approaches, but where we believe connections between targets and diseases are well understood and documented. We aim to discover, develop and commercialize these novel therapeutics either on our own or in collaboration with pharmaceutical partners. In indications such as rare diseases in which a small sales force will suffice, we seek to retain substantially all commercial rights in key markets. In oncology and other more prevalent disease areas, we may partner our products while seeking to retain significant portions of the commercial rights. We have partnered two of our oncology development programs with the global pharmaceutical company Kyowa Hakko Kirin Co., Ltd. (KHK). We are eligible to receive royalties on worldwide net sales for these product candidates. In addition, we have an option to co-promote, in the U.S., a therapeutic targeting the KRAS gene for an equal share of the profits from U.S. net sales.

In choosing which development programs to advance, we apply scientific, clinical, and commercial criteria that we believe allow us to best leverage our RNAi platform and maximize value for our company. Our current development programs are as follows.

•	DCR-PH1 for Primary Hyperoxaluria Type 1 (PH1). We are developing DCR-PH1 for the treatment of PH1 by targeting the gene encoding the liver enzyme glycolate oxidase. PH1 is known to afflict an estimated one to three people per million of population, and may afflict as many as six to eight people per million of population, and causes severe renal disease and early mortality. In preclinical studies, we have shown that, by using our RNAi technology to inactivate the gene encoding glycolate oxidase, we can significantly reduce oxalate levels the key pathology of PH1. We intend to begin clinical trials for DCR-PH1 in mid to late 2015. We expect to announce initial proof-of-concept clinical data in late 2015.

•	Other rare inherited diseases involving the liver. We are investigating a number of other rare diseases involving genes expressed in the liver. We have selected these diseases and disease target genes based on criteria that include having a strong therapeutic hypothesis, a readily-identified patient population, the availability of predictive biomarkers, high unmet medical need, favorable competitive positioning, and a rapid projected path to approval.

•

DCR-MYC for MYC-related cancers. We are developing DCR-MYC for the treatment of various cancers by targeting the MYC gene. Multiple lines of genetic evidence implicate MYC in the initiation and progression of tumors, including natural variations in the MYC gene that predispose to certain types of cancer, and frequent genetic amplification and overexpression of MYC within tumors. In preclinical studies, inhibition of the MYC gene with DCR-MYC has shown strong anti-tumor effects in animal models of human cancers. In the second quarter of 2014, we initiated a multi-center, dose-escalating Phase 1 clinical study of DCR-MYC to assess the safety and tolerability of DCR-MYC in patients with solid tumors, multiple myeloma, or lymphoma who are refractory or unresponsive to standard therapies. In fourth quarter of 2014, we initiated a global Phase 1b/2 clinical trial of DCR-MYC in patients with advanced hepatocellular carcinoma (HCC). We expect to announce initial proof-of-concept data from the first Phase 1 study in mid to late 2015.

•	Two product candidates in collaboration with KHK, including one for KRAS-related cancers. We are developing, in collaboration with KHK, a therapeutic targeting the KRAS oncogene, a gene that is frequently mutated in numerous cancers, including non-small cell lung cancer, colorectal cancer and pancreatic cancer. Such mutations are associated with aggressive disease and resistance to current therapies. We are also developing, with KHK, a therapeutic targeting a second cancer-related gene, which we are not identifying at this time. KHK is responsible for all preclinical and clinical development activities, including the selection of patient population and disease indications for clinical trials.

Our drug discovery and development efforts are based on the therapeutic modality of RNAi, a highly potent and specific mechanism for silencing the activity of a targeted gene. In this naturally occurring biological process, double-stranded RNA molecules induce the enzymatic destruction of the messenger RNA (mRNA) of a target gene that contains sequences that are complementary to one strand of the therapeutic double-stranded RNA molecule. Our approach is to design proprietary double-stranded RNA molecules that engage the enzyme Dicer and initiate an RNAi process to silence a specific target gene. We refer to these proprietary molecules generally as Dicer substrate short interfering RNAs (DsiRNAs) or as DsiRNA or DsiRNA-EX molecules, depending on the specific structure.

RNAi therapeutics represent a novel advance in drug development. Historically, the pharmaceutical industry has developed small molecules or antibodies to inhibit the activity of disease-causing proteins. This approach is effective for many diseases; nevertheless, many proteins cannot be inhibited by either small molecules or antibodies. Some proteins lack the binding pockets small molecules require for interaction. Other proteins are solely intracellular and therefore inaccessible to antibody-based therapeutics which are limited to cell surface and extracellular proteins.

The novel advantage of RNAi is that instead of targeting proteins, RNAi goes upstream to silence the genes themselves. In 2006, the Nobel Prize was awarded for the discovery of RNAi. That same year we incorporated the with goal of developing RNAi-based therapeutics for previously “undruggable” disease target gene. Rather than seeking to inhibit a protein directly, the better approach may be to prevent its creation in the first place.

We believe our approach to RNAi drug development provides the following qualities and advantages compared to other methods of inducing RNAi.

•	We initiate RNAi through the Dicer enzyme. DsiRNA and DsiRNA-EX molecules are structured to be processed by the enzyme Dicer, the initiation point for RNAi in the human cell cytoplasm. Unlike earlier generation RNAi molecules, which mimic the output product of Dicer processing, DsiRNA and DsiRNA-EX molecules enter the RNAi pathway prior to Dicer processing. This can result in preferential use of the correct strand of a double-stranded RNA molecule, and therefore increase the efficacy of the RNAi mechanism. We believe this benefit increases the potency of our DsiRNA and DsiRNA-EX molecules compared to other RNAi-inducing molecules. In addition, due to processing by the Dicer enzyme, our DsiRNA and DsiRNA-EX molecules have multiple sites for chemical modification and conjugation compared to earlier RNAi technologies. At these sites we can use modifications that enhance the drug-like properties on our molecules. Specifically, we can employ modifications that enhance the pharmacokinetic profile and/or suppress immunostimulatory activity.

•	Our DsiRNA-EX Conjugates enable subcutaneous delivery to the liver. We have developed a proprietary subcutaneous conjugate-based delivery technology for our DsiRNA-EX molecules that enables delivery to hepatocytes in the liver. This technology involves conjugation of a hepatocyte-targeting ligand to the extended portion of our DsiRNA-EX molecules, and we term the entire construct a DsiRNA-EX Conjugate. This technology is well-suited to our focus on rare inherited diseases involving the liver and can generally be applied to disease target genes and viral pathogens in the liver. We intend to use DsiRNA-EX Conjugates in all future programs involving targets in the liver.

•	Our EnCore lipid nanoparticle technology enables delivery to solid tumors. We have developed our proprietary EnCore lipid nanoparticle (LNP) technology for delivery of DsiRNA and DsiRNA-EX molecules to tumors. The EnCore system is engineered to accumulate in tumors and mediate delivery of DsiRNA and DsiRNA-EX molecules into tumor cells. We have extensive pre-clinical data, in multiple animal models of human tumors, of effective RNAi delivery mediated by the EnCore system. We utilize this delivery system in our DCR-MYC program and intend to utilize it for future programs in oncology.

We believe we have a robust patent portfolio covering our proprietary RNAi platform. As of February 1, 2015, our patent estate included over 20 issued patents and over 70 pending patent applications covering our DsiRNA and DsiRNA-EX payload technologies and our lipid nanoparticle and conjugate delivery technologies.

Our executive management team has extensive experience in the biopharmaceutical industry. In addition, various members of our management team and our board of directors have contributed to the progress of the RNAi field through their substantial involvement in companies such as Alnylam Pharmaceuticals Inc. (Alnylam), Genta Inc., Genzyme Inc., GlaxoSmithKline plc, Pfizer Inc., Sirna Therapeutics Inc. and other companies. Our co-founder and chief executive officer, Douglas M. Fambrough III, Ph.D., was a lead venture capital investor and board member of Sirna Therapeutics, an early RNAi company acquired by Merck & Co., Inc. in 2006 for $1.1 billion. He played a pivotal role in the restructuring of Ribozyme Pharmaceuticals into Sirna Therapeutics, the management of the company as a member of its Board of Directors, and the execution of its 2006 acquisition by Merck & Co., Inc.

Our Corporate Information

We were incorporated in Delaware in October 2006. Additional information concerning the Company is contained in the documents we file with the SEC, as described above. Our mailing address is 87 Cambridgepark Drive, Cambridge, MA 02140 where our principal executive offices are located, and our main telephone number is (617) 621-8097. We maintain a website at www.dicerna.com, which contains information about us. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus and should not be considered part of this prospectus.

THE OFFERING

Common stock offered by us	2,500,000 shares of our common stock.

Common stock to be outstanding after this offering	Up to 20,320,985 shares (as more fully described in the notes following this table), assuming sales of 2,500,000 shares of our common stock in this offering.

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, Cowen and Company, LLC. See “Plan of Distribution” on page S-12 of this prospectus.

Use of proceeds	We currently intend to use the net proceeds from this offering, if any, for research and development activities, general corporate purposes, capital expenditures and working capital. See “Use of Proceeds” on page S-10 of this prospectus.

NASDAQ Global Select Market symbol	“DRNA”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors that you should carefully consider before deciding to invest in shares of our common stock.

The number of shares of our common stock shown above to be outstanding immediately after this offering is based on 17,820,985 shares outstanding as of March 11, 2015 and excludes as of such date:

•	87,901 shares of our common stock issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $13.08 per share;

•	4,214,787 shares of our common stock issuable upon the exercise of outstanding options, at a weighted average exercise price of $12.29 per share; and

•	170,377 shares of our common stock available for future issuance pursuant to our existing stock incentive plans.

RISK FACTORS

An investment in our securities is speculative in nature and involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks discussed below, together with the risks under the heading “Risk Factors” in Part I—Item 1A of our Annual Report on Form 10 K for the fiscal year ended December 31, 2014 and our subsequent reports filed with the SEC, which are incorporated by reference into this prospectus, as well as the other information in this prospectus, the information and documents incorporated by reference and in any free writing prospectus that we have authorized for use in connection with this offering. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities. As a result, you could lose all or part of your investment. [You should also be aware that this document and other public statements we make may contain statements that do not relate strictly to historical fact, any of which may be forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.]

Additional Risks Related to This Offering

We have broad discretion in the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways with which you may not agree. Accordingly, you will be relying on the judgment of our management with regard to the use of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested or otherwise used in a way that does not yield a favorable, or any, return for the Company.

Investors in this offering will experience immediate and substantial dilution in the net tangible book value per share of the common stock they purchase.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” in this prospectus for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of options outstanding. If the holders of these options exercise such options, you may incur further dilution.

Our stockholders may experience significant dilution as a result of future equity offerings and exercise of outstanding options.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

In addition, we have a significant number of securities convertible into, or allowing the purchase of, our common stock. As of March 11, 2015, 170,377 shares of common stock were reserved for future issuance under our stock incentive plans. As of that date, there were also options to purchase 4,214,787 shares of our common stock outstanding and warrants to purchase 87,901 shares of our common stock outstanding. The exercise of outstanding options or warrants having an exercise price per share that is less than the offering price per share in this offering will increase dilution to investors in this offering.

Future sales of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. As of March 11, 2015, we had 17,820,985 shares of common stock outstanding, all of which shares, other than shares held by our directors and certain officers, were eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements. In addition, shares of common stock issuable upon exercise of outstanding options and shares reserved for future issuance under our stock incentive plans will become eligible for sale in the public market to the extent permitted by applicable vesting requirements and subject in some cases to compliance with the requirements of Rule 144.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus and any related free writing prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). From time to time, we publish forward-looking statements relating to matters such as anticipated financial performance, business prospects, technological developments, new products, research and development activities and other aspects of our present and future business operations as well as similar matters.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. While it is impossible to identify or predict all such matters, these differences may result from, among other things, the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and product candidates, including the risks that clinical trials will not commence or proceed as planned; products appearing promising in early trials will not demonstrate efficacy or safety in larger-scale trials; clinical trial data on our products and product candidates will be unfavorable; our products will not receive marketing approval from regulators or, if approved, do not gain sufficient market acceptance to justify development and commercialization costs; competing products currently on the market or in development might reduce the commercial potential of our products; we, our collaborators or others might identify side effects after the product is on the market; or efficacy or safety concerns regarding marketed products, whether or not originating from subsequent testing or other activities by us, governmental regulators, other entities or organizations or otherwise, and whether or not scientifically justified, may lead to product recalls, withdrawals of marketing approval, reformulation of the product, additional pre-clinical testing or clinical trials, changes in labeling of the product, the need for additional marketing applications, declining sales or other adverse events.

We are also subject to risks and uncertainties associated with the actions of our corporate, academic and other collaborators and government regulatory agencies, including risks from market forces and trends; potential product liability; intellectual property, litigation and other dispute resolution, environmental and other risks; the risk that we may not be able to enter into favorable collaboration or other relationships or that existing or future relationships may not proceed as planned; the risk that current and pending patent protection for our products may be invalid, unenforceable or challenged, or fail to provide adequate market exclusivity, or that our rights to in-licensed intellectual property may be terminated for our failure to satisfy performance milestones; the risk of difficulties in, and regulatory compliance relating to, manufacturing products; and the uncertainty of our future profitability.

Risks and uncertainties also include general economic conditions, including interest and currency exchange-rate fluctuations and the availability of capital; changes in accounting principles generally accepted in the United States; the impact of legislation and regulatory compliance; the highly regulated nature of our business, including government cost-containment initiatives and restrictions on third-party payments for our products; trade buying patterns; the competitive climate of our industry; and other factors set forth in this document and other reports filed with the SEC. In particular, we cannot assure you that our current development programs will be commercially successful or be approved in the future in other formulations, indications or jurisdictions, or that any of our other programs will result in a commercial product.

In some cases, you can identify forward-looking statements by terminology such as “expect,” “anticipate,” “estimate,” “continue,” “plan,” “believe,” “could,” “intend,” “predict,” “project,” “potential,” “may,” “should,” “will” or the negative thereof and words of similar import regarding our expectations. Forward-looking statements are only predictions and actual events or results may differ materially. Although we believe that our expectations are based on reasonable assumptions within the bounds of our current knowledge of our industry, business and operations, we cannot guarantee that actual results will not differ materially from our expectations. In evaluating such forward-looking statements, you should specifically consider various factors, including the risks outlined under the heading “Risk Factors” contained in this prospectus, any accompanying prospectus supplement and any related free writing prospectus, and in any other documents incorporated herein or therein (including in our most recent Annual Report on Form 10-K). The discussion of risks and uncertainties set forth in those filings is not necessarily a complete or exhaustive list of all risks facing us at any particular point in time. We operate in a highly competitive, highly regulated and rapidly changing environment, and our business is in a state of evolution. Therefore, it is likely that over time new risks will emerge and the nature and elements of existing risks will change. It is not possible for management to predict all such risk factors or changes therein or to assess either the impact of all such risk factors on our business or the extent to which any individual risk factor, combination of factors or new or altered factors may cause results to differ materially from those contained in any forward-looking statement. Forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with the information incorporated herein or therein by reference, and with the understanding that our actual future results may materially differ from what we expect.

Except as required by law, forward-looking statements speak only as of the date they are made. We do not have a policy of updating or revising forward-looking statements and we assume no obligation to update any statements as a result of new information or future events or developments. It should not be assumed that our silence over time means that actual events are bearing out as expressed or implied in forward-looking statements.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under, or fully utilize, the sales agreement with Cowen as a source of financing.

We currently intend to use the net proceeds from this offering, if any, for preclinical studies and clinical trials, with the remainder of any net proceeds from sales of securities being used for continued technology platform development, working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products or technologies that are complementary to our own. We regularly consider such opportunities but are not currently negotiating any such transactions. The amount and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our research and development efforts, the timing and progress of any partnership efforts, and the competitive environment for our product candidates.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering, if any. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

DILUTION

If you invest in our common stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of December 31, 2014 was approximately $98.3 million, or $5.53 per share of our common stock. Net tangible book value per share as of December 31, 2014 is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of December 31, 2014.

After giving effect to the sale of 2,500,000 shares of our common stock in this offering at an assumed offering price of $24.16 per share, the last reported sale price of our common stock on The NASDAQ Global Select Market on March 11, 2015, and after deducting estimated offering commissions and expenses payable by us, our as adjusted net tangible book value would have been approximately $157.2 million, or approximately $7.75 per share of common stock, as of December 31, 2014. This represents an immediate increase in net tangible book value of approximately $2.22 per share to existing stockholders and an immediate dilution of approximately $16.41 per share to investors in this offering. The following table illustrates this calculation on a per share basis.

Assumed public offering price per share		$24.16
Net tangible book value per share as of December 31, 2014	$5.53
Increase in net tangible book value per share attributable to this offering	$2.22

As adjusted net tangible book value per share as of December 31, 2014, after giving effect to this offering		$7.75
Dilution per share to new investors purchasing shares in this offering		$16.41

The table above assumes for illustrative purposes that an aggregate of 2,500,000 shares of our common stock are sold at a price of $24.16 per share, the last reported sale price of our common stock on The NASDAQ Global Select Market on March 11, 2015, for aggregate gross proceeds of $60,400,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $24.16 per share shown in the table above, assuming all of our common stock in the aggregate amount of $62,900,000 is sold at that price, would increase our adjusted net tangible book value per share after the offering to $7.87 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $17.29 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $24.16 per share shown in the table above, assuming all of our common stock in the aggregate amount of $57,900,000 is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $7.63 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $15.53 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The number of shares of our common stock shown above to be outstanding immediately after this offering is based on 17,786,867 shares outstanding as of December 31, 2014 and excludes as of such date:

•	87,901 shares of our common stock issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $13.08 per share;

•	3,644,728 shares of our common stock issuable upon the exercise of outstanding options, at a weighted average exercise price of $11.16 per share; and

•	61,694 shares of our common stock available for future issuance pursuant to our existing stock incentive plans.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock. The exercise of outstanding options and warrants having an exercise price per share that is less than the offering price per share in this offering will increase dilution to investors in this offering.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Cowen and Company, LLC (“Cowen”) under which we may issue and sell our common stock from time to time through Cowen acting as agent, subject to certain limitations, including the number of shares registered under the registration statement to which the offering relates. The form of the sales agreement is filed as Exhibit 1.2 to our registration statement on Form S-3 of which this prospectus forms a part, and is incorporated by reference in this prospectus. The sales, if any, of shares made under the sales agreement will be made by any method that is deemed an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the NASDAQ Global Select Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices, or any other method permitted by law. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cowen may suspend the offering of common stock upon notice and subject to other conditions.

Each time we wish to issue and sell common stock under the sales agreement, we will notify Cowen of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Cowen, unless Cowen declines to accept the terms of the notice, Cowen has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Cowen under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay Cowen commissions for its services in acting as agent in the sale of common stock. Cowen will be paid a commission in an amount of up to 3.0% of the gross sales price per share sold. In addition, we have agreed to reimburse Cowen for fees and disbursements related to its legal counsel in an amount not to exceed $50,000, and for certain other expenses. We estimate that the total expenses for the offering, excluding compensation payable to Cowen under the terms of the sales agreement, will be approximately $367,000.

Settlement for sales of common stock will generally occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cowen in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, Cowen may, and will with respect to sales effected in an “at the market” offering, be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cowen against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse Cowen for certain other specified expenses.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus or (ii) termination of the sales agreement as provided therein.

Cowen and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Sidley Austin LLP, Palo Alto, California. Cowen is being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to the filings. You should review the complete document to evaluate these statements.

We are subject to the information reporting requirements of the Exchange Act. In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. You may also read and copy any document we file with the SEC at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330.

We also make these documents available on our website at www.dicerna.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus, and you should not consider it part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules permit us to incorporate by reference information in this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for information superseded by information contained in this prospectus or in any subsequently filed incorporated document. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 001-36281), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about Dicerna and its business and financial condition.

•	Annual Report on Form 10-K for the year ended December 31, 2014; and

•	the description of our common stock contained in our Registration Statement on Form 8/A, dated January 28, 2014, including any amendments or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the completion of this offering and after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus. Prospective investors may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at our executive offices at:

Dicerna Pharmaceuticals, Inc.

87 Cambridgepark Drive

Cambridge, MA 02140

(617) 621-8097

Attention: Investor Relations and Corporate Communications

Up to 2,500,000 Shares

Common Stock

PROSPECTUS

Cowen and Company

                    , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Registration fee	$61,941.41
Legal fees and expenses	*
Accounting fees and expenses	*
Printing expenses	*
Transfer agent and registrar fees	*
Trustee fees (including counsel fees)	*
Miscellaneous	*

Total	*

*	Since an indeterminate amount or number of securities or transactions may be covered by this registration statement, expenses of issuance and distribution of the securities are not currently determinable.

Item 15. Indemnification of Directors and Officers

Section 145(a) of the General Corporation Law of the State of Delaware (DGCL) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 further provides that (i) to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director’s fiduciary duty. No such provision, however, may eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Registrant’s Amended and Restated Certificate of Incorporation contains such a provision.

The Registrant’s Amended and Restated Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify officers, directors, employees and agents of the Registrant, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the Bylaws permit the Board of Directors to authorize the Registrant to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Registrant arising out of his or her capacity as such.

The Registrant has entered into Indemnification Agreements with each of its officers and directors, pursuant to which the Registrant has agreed to indemnify and advance expenses to such officers and directors to the fullest extent permitted by applicable law.

The Registrant has obtained an insurance policy providing coverage for certain liabilities of its officers and directors.

Item 16. Exhibits

Exhibit No.	Description

1.1†	Form(s) of underwriting agreement(s).

1.2	Sales Agreement, dated as of March 12, 2015, between the Registrant and Cowen and Company, LLC.

3(i)*	Amended and Restated Certificate of Incorporation of the Registrant (previously filed in the Company’s Current Report on Form 8-K dated February 5, 2014 and incorporated herein by reference).

3(ii)*	Amended and Restated Bylaws of the Registrant (previously filed in the Company’s Current Report on Form 8-K dated February 5, 2014 and incorporated herein by reference).

4.1	Form of Indenture (including form of Debt Securities).

4.2†	Form(s) of Rights Agreement(s) (including form(s) of Rights).

4.3	Specimen Common Stock Certificate, $0.0001 par value per share, of the Registrant (previously filed in the Company’s Registration Statement on Form S-1, Registration No. 333-193150).

4.4†	Form of Certificate of Designation of Preferred Stock.

4.5†	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.6†	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.7†	Form of Certificate for Preferred Stock.

4.8	Amended and Restated Registration Rights Agreement dated as of July 30, 2013, by and among the Company and the investors named therein (previously filed in the Company’s Registration Statement on Form S-1, Registration No. 333-193150).

5.1	Opinion of Sidley Austin LLP.

Exhibit No.	Description

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included in Signature Page).

25.1††	Statement of Eligibility of Trustee on Form T-1.

*	Previously filed.
†	To be filed by amendment or as exhibit(s) to a Current Report of the Registrant on Form 8-K and incorporated herein by reference, as applicable.
††	To be filed pursuant to Section 305(b)(2) of the U.S. Trust Indenture Act of 1939, as applicable.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertake that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or their securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the annual reports of the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, if any, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or them is against public policy as expressed in such the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)	For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Commonwealth of Massachusetts on March 12, 2015.

By:	/s/ DOUGLAS M. FAMBROUGH, III
	Name:	Douglas M. Fambrough, III, Ph.D.
	Title:	Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ JAMES E. DENTZER
	Name:	James E. Dentzer
	Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

We, the undersigned directors and officers of Dicerna Pharmaceuticals, Inc. (the Company), hereby severally constitute and appoint Douglas M. Fambrough, III, Ph.D. and James E. Dentzer, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated:

Signature	Title	Date

/s/ Douglas M. Fambrough, III Douglas M. Fambrough, III, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 12, 2015

/s/ James E. Dentzer James E. Dentzer	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2015

/s/ David M. Madden David M. Madden	Chairman	March 12, 2015

/s/ Brian K. Halak Brian K. Halak, Ph.D.	Director	March 12, 2015

Signature	Title	Date

/s/ Stephen J. Hoffman Stephen J. Hoffman, M.D., Ph.D.	Director	March 12, 2015

/s/ Peter Kolchinsky Peter Kolchinsky, Ph.D.	Director	March 12, 2015

/s/ Dennis H. Langer Dennis H. Langer, M.D., J.D.	Director	March 12, 2015

/s/ Bruce Peacock Bruce Peacock	Director	March 12, 2015

Exhibit Index

Exhibit No.	Description

1.1†	Form(s) of underwriting agreement(s).

1.2	Sales Agreement, dated as of March 12, 2015, between the Registrant and Cowen and Company, LLC.

3(i)*	Amended and Restated Certificate of Incorporation of the Registrant (previously filed in the Company’s Current Report on Form 8-K dated February 5, 2014 and incorporated herein by reference).

3(ii)*	Amended and Restated Bylaws of the Registrant (previously filed in the Company’s Current Report on Form 8-K dated February 5, 2014 and incorporated herein by reference).

4.1	Form of Indenture (including form of Debt Securities).

4.2†	Form(s) of Rights Agreement(s) (including form(s) of Rights).

4.3	Specimen Common Stock Certificate, $0.0001 par value per share, of the Registrant (previously filed in the Company’s Registration Statement on Form S-1, Registration No. 333-193150).

4.4†	Form of Certificate of Designation of Preferred Stock.

4.5†	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.6†	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.7†	Form of Certificate for Preferred Stock.

4.8	Amended and Restated Registration Rights Agreement dated as of July 30, 2013, by and among the Company and the investors named therein (previously filed in the Company’s Registration Statement on Form S-1, Registration No. 333-193150).

5.1	Opinion of Sidley Austin LLP.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included in Signature Page).

25.1††	Statement of Eligibility of Trustee on Form T-1.

*	Previously filed.
†	To be filed by amendment or as exhibit(s) to a Current Report of the Registrant on Form 8-K and incorporated herein by reference, as applicable.
††	To be filed pursuant to Section 305(b)(2) of the U.S. Trust Indenture Act of 1939, as applicable.